March 9, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated February 7, 2018 on our review of interim financial information of Apollo Investment Corporation is included in this Registration Statement on Form N-2.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP